Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2003
Payment Date	May 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.310000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2003	Apr 15, 2003	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	45,244,051	16,000,000	20,800,000	15,200,000	11,200,000	13,626,950
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.435000%	1.560000%	1.660000%	1.960000%	2.310000%
Interest/Yield Payable on the Principal Balance	54,104	20,800	28,773	24,827	21,560
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	54,104	20,800	28,773	24,827	21,560
Interest/Yield Paid	54,104	20,800	28,773	24,827	21,560

Summary

Beginning Security Balance	45,244,051	16,000,000	20,800,000	15,200,000	11,200,000	13,626,950
Beginning Adjusted Balance	45,244,051	16,000,000	20,800,000	15,200,000	11,200,000
Principal Paid	7,776,650	0	0	0	0	26,950
Ending Security Balance	37,467,401	16,000,000	20,800,000	15,200,000	11,200,000	13,625,431
Ending Adjusted Balance	37,467,401	16,000,000	20,800,000	15,200,000	11,200,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	59,432,273	25,617,505	24,475,574	14,533,393	7,333,891
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,154,472
Ending OC Amount as Holdback Amount						5,315,800
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0741562	$0.4333333	$0.4611111	$0.5444445	$0.6416667
Principal Paid per $1000	$10.6587851	$0.0000000	$0.0000000	$0.0000000	$0.0000000